THORNBURG INVESTMENT TRUST 485APOS

Exhibit 99.(a)(36)

THORNBURG INVESTMENT TRUST

THIRTY-SIXTH AMENDMENT AND SUPPLEMENT TO

AGREEMENT AND DECLARATION OF TRUST

THIS THIRTY-SIXTH AMENDMENT AND SUPPLEMENT is made by Garrett Thornburg, David A. Ater, Sally Corning, Susan H. Dubin, David L. Gardner, Brian J. McMahon, Patrick J. Talamantes, Owen D. Van Essen and James W. Weyhrauch (the “Trustees”).

The Trust was formed on June 3, 1987 by an Agreement and Declaration of Trust - Limited Term Trust dated June 3, 1987 (the “Declaration of Trust”). The Trustees created a series, Thornburg Value Fund, by the execution of a Corrected Tenth Amendment and Supplement to Agreement and Declaration of Trust, effective as of June 7, 1997. The Trustees created a series, Thornburg Growth Fund, by the execution of a Fourteenth Amendment and Supplement to Agreement and Declaration of Trust, effective as of September 15, 2000. The Trustees changed the name of the Thornburg Growth Fund to “Thornburg Core Growth Fund” by the execution of a Fifteenth Amendment and Supplement to Agreement and Declaration of Trust, effective as of December 21, 2000. Section 11.7 of the Declaration of Trust permits the Trustees to make certain amendments to the Declaration of Trust.

Accordingly, by execution of this Amendment and Supplement, the Trustees change the name of the Thornburg Value Fund to “Thornburg Small/Mid Cap Core Fund,” and change the name of the Thornburg Core Growth Fund to “Thornburg Small/Mid Cap Growth Fund,” such name changes to take effect on the effective date of an amendment to the Trust’s registration statement reflecting the new names.

The Trustees effect this Amendment and Supplement as of July 9, 2020, though the name changes effected by this Amendment and Supplement will not take effect until the effective date of an amendment to the Trust’s registration statement reflecting the new names. The Trustees also execute and direct the Trust’s president to file, or cause to be filed, this Amendment and Supplement in the appropriate governmental offices.

/s/ Garrett Thornburg
Garrett Thornburg

Thornburg Investment Trust Thirty-Sixth Amendment and Supplement to Agreement and Declaration of Trust	Page 1 of 9

/s/ David A. Ater
David A. Ater

Thornburg Investment Trust Thirty-Sixth Amendment and Supplement to Agreement and Declaration of Trust	Page 2 of 9

/s/ Sally Corning
Sally Corning

Thornburg Investment Trust Thirty-Sixth Amendment and Supplement to Agreement and Declaration of Trust	Page 3 of 9

/s/ Susan H. Dubin
Susan H. Dubin

Thornburg Investment Trust Thirty-Sixth Amendment and Supplement to Agreement and Declaration of Trust	Page 4 of 9

/s/ David L. Gardner
David L. Gardner

Thornburg Investment Trust Thirty-Sixth Amendment and Supplement to Agreement and Declaration of Trust	Page 5 of 9

/s/ Brian J. McMahon
Brian J. McMahon

Thornburg Investment Trust Thirty-Sixth Amendment and Supplement to Agreement and Declaration of Trust	Page 6 of 9

/s/ Patrick J. Talamantes
Patrick J. Talamantes

Thornburg Investment Trust Thirty-Sixth Amendment and Supplement to Agreement and Declaration of Trust	Page 7 of 9

/s/ Owen D. Van Essen
Owen D. Van Essen

Thornburg Investment Trust Thirty-Sixth Amendment and Supplement to Agreement and Declaration of Trust	Page 8 of 9

/s/ James W. Weyhrauch
James W. Weyhrauch

Thornburg Investment Trust Thirty-Sixth Amendment and Supplement to Agreement and Declaration of Trust	Page 9 of 9